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                                                                     Exhibit 4.8

                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
                                 240 Main Street
                           Black Hawk, Colorado 80422

February 22, 2002


Wells Fargo Bank Minnesota, National Association
Corporate Trust Services
213 Court Street - Suite 902
Middletown, CT 06457


Ladies and Gentlemen:


     Reference is made to that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the
"Security Agreement"; capitalized terms used but not otherwise defined herein
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shall have the meanings assigned to such terms in the Security Agreement), dated as of February 8, 2002, among Gameco, Inc. (the "Issuer"), each of the
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Guarantors listed on the signature pages thereto or from time to time party thereto by execution of a joinder agreement, and Wells Fargo Bank Minnesota, National Association, as Trustee (in such capacity and together with any successors in such capacity, the "Trustee").
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     This letter supplements the Security Agreement and is delivered by the undersigned, BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC., a Colorado corporation (the "New Pledgor"), pursuant to Section 3.5 of the Security
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Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a
Pledgor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement and without limiting the generality of the foregoing, hereby grants and pledges to the Trustee, for its benefit and for the benefit of the Secured Parties, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement.

     Attached hereto are supplements to each of the schedules to the Security Agreement with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement.

     This agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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     IN WITNESS WHEREOF, the New Pledgor has caused this letter agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                   BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.

                                             /s/ Stephen R. Roark
                                   By: ___________________________________
                                       Name:  Stephen R. Roark
                                       Title: President


AGREED TO AND ACCEPTED:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee

        /s/ Joseph P. O'Donnell
By: ________________________________
    Name:  Joseph P. O'Donnell
    Title: Corporate Trust Officer



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                             Schedule to Exhibit 4.8
                             -----------------------

                                Omitted Documents
                                -----------------

Document                   Party
--------                   -----

Joinder Agreement          Gold Dust West Casino, Inc.

Joinder Agreement          Black Hawk/Jacobs Entertainment, LLC

Joinder Agreement          Gilpin Hotel Venture

Joinder Agreement          Gilpin Ventures, Inc.

Joinder Agreement          Jalou II Inc.

Joinder Agreement          Winner's Choice Casino, Inc.

Joinder Agreement          Diversified Opportunities Group Ltd.

Joinder Agreement          Jalou L.L.C.

Joinder Agreement          Houma Truck Plaza & Casino, L.L.C.

Joinder Agreement          Jalou-Cash's L.L.C.

Joinder Agreement          JACE, Inc.

Joinder Agreement          Lucky Magnolia Truck Stop and Casino L.L.C.

Joinder Agreement          Bayou Vista Truck Plaza and Casino, L.L.C.

Joinder Agreement          Raceland Truck Plaza and Casino, L.L.C.